BG Staffing, Inc. Announces Q4 and
Fiscal Year-End 2018 Financial Results

PLANO, Texas – (March 12, 2019) – BG Staffing, Inc. (NYSE American: BGSF), a rapidly growing national provider of professional temporary staffing services, today reported financial results for its fourth quarter and fiscal year-ended December 30, 2018.

Quarter Four 2018 Results

	2018	2017	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$72,000	$75,701	$(3,701)	(4.9)%
Gross profit	$18,720	$19,255	$(535)	(2.8)%
Gross profit percentage	26.0%	25.4%	0.6%	2.4%
Net income (loss)	$4,853	$(875)	$5,728	654.6%
Net income per diluted share	$0.47	$(0.10)	$0.57	570.0%
Weighted average diluted shares	10,365	8,759	1,606	18.3%
Adjusted EBITDA (1)	$6,416	$6,468	$(52)	(0.8)%
Adjusted EBITDA percentage (2)	8.9%	8.5%	0.4%	4.7%

Year-Ended 2018 Results

	2018	2017	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$286,863	$272,600	$14,263	5.2%
Gross profit	$76,595	$68,402	$8,193	12.0%
Gross profit percentage	26.7%	25.1%	1.6%	6.4%
Net income	$17,550	$5,848	$11,702	200.1%
Net income per diluted share	$1.79	$0.65	$1.14	175.4%
Weighted average diluted shares	9,808	9,038	770	8.5%
Adjusted EBITDA (1)	$27,106	$24,737	$2,369	9.6%
Adjusted EBITDA percentage (2)	9.4%	9.1%	0.3%	3.3%

The fiscal year financial results are for the 52 weeks ended December 30, 2018 and the 53 weeks ended December 31, 2017. The quarter four financial results are for the 13 weeks ended December 30, 2018 and the 14 weeks ended December 31, 2017.

Fourth quarter 2018 Same Day Revenue (1), Same Day Gross Profit (1) and Same Day EBITDA (1) grew 4%, 6% and 9%, respectively.

Fiscal 2018 Same Day Revenue (1), Same Day Gross Profit (1) and Same Day EBITDA (1) grew 7%, 14%, and 12%, respectively.

Beth A. Garvey, President and CEO, stated, "We continue to see strong demand across all our segments despite discussions about the waning strength of the U.S. economy and the current stage of economic

(1) Non-GAAP financial measure. See reconciliation at end for details.
(2) Adjusted EBITDA as a percentage of revenue.

expansion. We are especially pleased with the continued increase in our gross profit percent, driven by increases across all our business lines."

Garvey added, “We anticipate that the tight labor market with low unemployment will continue this year and fuel the need for our services. Our dedicated and hardworking team members continue to provide outstanding service to our client partners and field talent.”

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PT (4:30pm ET) on March 12, 2019. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=133103.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting March 12, 2019, at 7:30pm ET through March 19, 2019 at 11:59 pm ET. Please use PIN Number 10006158.

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a professional temporary staffing platform that has integrated several regional and national brands achieving scalable growth. The Company was ranked as the 59th largest U.S. staffing company and the 45th largest IT staffing firm in 2018 by Staffing Industry Analysts. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BG Staffing’s portfolio of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA, Same Day EBITDA, Same Day Revenue, and Same Day Gross Profit.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA, Same Day EBITDA, Same Day Revenue, and Same Day Gross Profit are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, revenue, gross profit, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA, Same Day EBITDA, Same Day Revenue, and Same Day Gross Profit are useful performance measures and are used by us to facilitate comparisons of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on Adjusted EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance. We define “Same Day EBITDA” as Adjusted EBITDA on a fifty-two week fiscal year ended. We define “Same Day Revenue” and “Same Day Gross Profit” as revenue and gross profit on a fifty-two week fiscal year ended.

Reconciliation of Net Income to Adjusted and Same Day EBITDA

	Thirteen Weeks Ended	Fourteen Weeks Ended	Fifty-two Weeks Ended	Fifty-three Weeks Ended
	December 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
	(dollars in thousands)
Net income (loss)	$4,853	$(875)	$17,550	$5,848
Interest expense, net	576	973	2,850	3,253
Income tax expense	1,127	4,751	3,860	8,659
Depreciation and amortization	1,243	1,619	5,044	6,292
Contingent consideration	(1,615)	(226)	(3,775)	(226)
Share-based compensation	196	90	1,069	447
Transaction fees	36	136	508	464
Adjusted EBITDA	6,416	6,468	27,106	24,737
Same day adjustment	—	(569)	—	(521)
Same Day EBITDA	$6,416	$5,899	$27,106	$24,216

Reconciliation of Same Day Revenues and Same Day Gross Profit

	December 31, 2017
	Revenues	Gross Profit
	(dollars in thousands)
Fourteen Weeks (60 revenue days) - GAAP	$75,701	$19,255
Six Days	(6,659)	(1,647)
Thirteen Weeks (54 revenue days) - Same Day	$69,042	$17,608

Fifty-three Weeks (256.5 revenue days) - GAAP	$272,600	$68,402
Five Days	(5,741)	(1,438)
Fifty-two Weeks (251.5 revenue days) - Same Day	$266,859	$66,964